China Direct Industries Reports Financial Results for 2011 Fiscal Year Ended September 30, 2011

DEERFIELD BEACH, FL--(12/22/11) - China Direct Industries, Inc. ("China Direct Industries") (NASDAQ:CDII), a U.S. based company that sources, produces and distributes industrial products in China and the Americas in two core business segments, announced today its financial results for the fiscal year ended September 30, 2011.

-Fiscal 2011 revenue reaches $187.8 million up 66.6% from fiscal 2010

-Fiscal 2011 net income attributable to China Direct Industries rises to $9.3 million up from a loss of ($3.2 million) in fiscal 2010

-Fiscal 2011 Diluted EPS climbs to $0.25 compared to a loss of ($0.11) in fiscal 2010

Financial Highlights

For the full year of fiscal 2011 total revenues increased to $187.8 million, an increase of 66.6% compared to total revenues of $112.7 million recorded in fiscal 2010. Our gross profit reached $19.5 million, up 171.1% compared to gross profit of $7.2 million recorded in the prior fiscal year. Gross profit margins improved to 10.4% in fiscal 2011a increase of 63% compared to gross margins of 6.4% in fiscal 2010. For fiscal 2011, our operations resulted in net income attributable to China Direct Industries of $9.3 million compared to a net loss of ($3.2 million) recorded in fiscal 2010. Earnings per basic share reached $0.26 in fiscal 2011on 36.1 million weighted average shares outstanding. Earnings per diluted share were $0.25 in fiscal 2011 on 36.8 million weighted average shares. This compares to a net loss of ($0.11) per basic and diluted share in fiscal 2010 on 29.6 million weighted average shares outstanding.

We experienced significant growth across all of our business segments reflecting stronger demand in the end markets we service as well as revenue contribution from our Ruiming Magnesium acquisition, our consulting segment and our international commodities business.  In our magnesium segment, revenue reached $99.9 million, an increase of 95.3% from fiscal 2010 where revenue was $55.1 million.  The increase in revenues is attributable to both an increase in shipment volume as well as an increase in the average sale price of our magnesium products. We shipped 36,637 metric tons during fiscal 2011, up 68.2% from shipments of 21,786 metric tons of magnesium products in fiscal 2010.  Average sale price of our magnesium products per ton increased to $2,703 in fiscal 2011, up 15.1% from $2,348 in fiscal 2010 as magnesium prices incrementally improved throughout fiscal 2011. The improvement in average sales price and volumes enabled our magnesium segment to achieve net income attributable to China Direct Industries of approximately $243,000 in the fourth quarter of fiscal 2011. For fiscal 2011, gross profit for this segment was $3.2 million, inclusive of $2.5 million in depreciation expenses, an increase of 81.9% compared to gross profit of $1.8 million, inclusive of $1.3 million in depreciation, recorded in fiscal 2010. Our magnesium operations resulted in an operating loss of ($865,000), inclusive of $4.3 million in depreciation related expenses.  This compares to fiscal 2010 operating loss of ($897,000), inclusive of $2.6 million in depreciation related expenses.  In our basic materials segment overall revenue increased to $68.9 million, a 17.2% improvement from the $58.8 million recorded in fiscal 2010.  Gross profit for this segment reached $3.8 million an increase of 22.5% from fiscal 2010. The increase in revenues and gross profit was largely driven by sales of iron ore from our U.S. based industrial commodities business. Operating income for our basic materials segment in fiscal 2011 was $129,000, compared to $174,000 recorded in the same period of prior year. Total revenues in our consulting segment in fiscal 2011 rose to $19.0 million, up from $2.8 million in fiscal 2010. Gross profit for this segment totaled $12.5 million compared to $2.3 million recorded in the fiscal 2010.  The increase in revenues and gross profit for this segment was mostly attributable to fees earned for consulting services provided to two new clients during fiscal 2011. Operating income for our consulting segment improved to $7.3 million from an operating loss of ($3.5 million) recorded in fiscal 2010.

Balance Sheet

At September 30, 2011, total assets were $116.0 million and shareholder equity was $68.0 million with 40.4 million shares outstanding. At September 30, 2010, total assets were $95.9 million and shareholder equity of $50.2 million with 31.7 million shares outstanding. At September 30, 2011 cash and cash equivalents were $12.6 million with prepaid expenses of $14.4 million as compared to cash and cash equivalents of $10.1 million with $8.6 million in prepaid expenses at September 30, 2010.  Working capital improved to $44.5 million compared to $30.3 million at September 30, 2010.

The overall environment in our various segments strengthened throughout fiscal 2011 and we now look to build on our momentum in fiscal 2012.  While we experienced some cyclical softness in magnesium demand toward the end of calendar 2011, we entered fiscal 2012 with magnesium prices significantly higher than in the early part of fiscal 2011.  Management believes that we have positioned our company to take a major step forward in this segment in 2012 through our planned acquisitions as well as through our use of cleaner more efficient waste gas.  We anticipate that overall supply in China will be constricted later in fiscal 2012 and into fiscal 2013, as competitors using coal for fuel remain under pressure from environmental regulations and energy costs. We are also confident that our efforts in our industrial commodities business will lead to progressive revenue growth throughout fiscal 2012 as we have cleared regulatory hurdles in Mexico and South America to deliver commodities on a continuous basis into China.  Through this business, along with our consulting and magnesium operations, we enter fiscal 2012, poised to build a more global company with revenue streams in China as well as the Americas.  We intend to evaluate additional opportunities in the U.S. and abroad to further diversify our revenue base geographically.  We anticipate an improvement in our performance in fiscal 2012 as we continue to build our company for the future.  We will further discuss our operating results as well as our outlook for fiscal 2012 during the conference call today, December 22, 2011 at 4:30 PM EST.

Commenting on our results for fiscal 2011, Dr. James Wang, Chairman and CEO of China Direct Industries, Inc., stated, "Fiscal 2011 marked a return to profitability for China Direct Industries. We achieved significant growth across all of our business segments and moved forward with consolidation plans in our magnesium segment and our international expansion into North and South America through our industrial commodities business. The progressive improvement in our magnesium segment, where shipments and average pricing increased throughout the fiscal year, enabled this segment to return to bottom line profitability in the fourth quarter. We added a new international revenue stream through the commencement of sales of iron ore, sourced from Mexico into China, and are working diligently to build on the relationships we have forged in Chile and Bolivia to rapidly grow our commodities business throughout fiscal 2012. The current environment for Chinese companies publicly trading in the U.S. has created opportunities for our consulting segment and we are currently aggressively marketing our services both in China and the U.S. We believe our efforts will enable this segment to continue to be a strong driver of growth for our company in fiscal 2012. As we move into the future, we continue to strengthen our balance sheet and look to improve performance through internal growth and international business expansion to position China Direct Industries to build on our strong performance in fiscal 2011. "

China Direct Industries Conference Call to discuss its financial results for fiscal 2011.

The conference call will take place at 4:30 p.m. EST on Thursday December 22, 2011. Anyone interested in participating should call (877) 407-0778 if calling within the United States or (201) 689-8565 if calling internationally approximately 5 to 10 minutes prior to 4:30 p.m. Participants should ask for the China Direct Industries 2011 Fiscal Yearend Financial Results conference call.
This call is being webcast and can be accessed at China Direct Industries website at http://www.cdii.net/calendar-of-events. The webcast may also be accessed at: http://www.investorcalendar.com/IC/CEPage.asp?ID=166880. The playback of the webcast can be accessed through either site until March 22, 2012. To access the webcast, you will need to have the Windows Media Player on your desktop. For the free download of the Media Player, please visit: http://www.microsoft.com/windows/windowsmedia/en/download/default.asp

About China Direct Industries, Inc.

China Direct Industries, Inc. (NASDAQ:CDII), is a U.S. based company that sources, produces, and distributes industrial commodities in China and the Americas and provides business and financial consulting services.  Headquartered in Deerfield Beach, Florida with corporate offices in Shanghai, China Direct Industries’ unique infrastructure provides a platform to expand business opportunities globally while effectively and efficiently accessing the U.S. capital markets. For more information about China Direct Industries, please visit http://www.cdii.net.

CHINA DIRECT INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

As of September 30, 2011 and September 30, 2010

	2011	2010
ASSETS
Current Assets:
Cash and cash equivalents	$12,563,126	$10,110,818
Marketable securities available for sale	8,292,837	2,221,290
Marketable securities available for sale-related parties	542,386	672,735
Accounts and notes receivables, net of allowance of $276,069 and $214,701, respectively	20,428,217	15,235,983
Accounts, loans and other receivables, and prepaid expenses - related parties	9,598,583	7,680,222
Inventories, net	9,625,774	6,372,925
Prepaid expenses and other current assets, net	14,389,065	8,552,369
Current assets of discontinued operations	-	51,345
Restricted cash, current	1,547,159	5,091,023
Total current assets	76,987,147	55,988,710
Property, plant and equipment, net	36,873,988	37,512,261
Intangible assets	163,447	194,541
Property use rights, net	2,252,445	1,970,585
Other long-term assets	58,192	-
Long-lived assets of discontinued operations	-	196,078
Total assets	$116,335,219	$95,862,175
LIABILITIES AND EQUITY
Current Liabilities:
Loans payable-short term	$2,657,091	$5,613,532
Accounts payable and accrued expenses	15,468,902	11,250,879
Accounts and other payables-related parties	4,590,045	3,973,704
Advances from customers and deferred revenue	3,821,208	2,797,315
Other liabilities	4,315,858	1,073,926
Taxes payable	1,349,611	877,840
Current liabilities of discontinued operations	-	80,000
Total current liabilities	32,202,715	25,667,196
Long-term liabilities	107,231	-
Total Liabilities	32,309,946	25,667,196

CHINA DIRECT INDUSTRIES INC. EQUITY
Series A Convertible Preferred Stock: $.0001 par value, stated value $1,000 per share; 10,000,000 authorized, 1,006 shares outstanding at September 30, 2011and 2010.	1,006,250	1,006,250
Common Stock: $.0001 par value; 1,000,000,000 authorized; 40,353,828 and 31,657,244 issued and outstanding as of September 30, 2011 and 2010, respectively	4,035	3,166
Additional paid-in capital	75,279,087	65,032,845
Accumulated other comprehensive (loss) income	128,943	1,795,387
Accumulated deficit	(8,111,323)	(17,643,217)
Total China Direct Industries, Inc. stockholders' equity	68,306,992	50,194,431
Noncontrolling interests	15,718,281	20,000,548
Total equity	84,025,273	70,194,979
Total liabilities and equity	$116,335,219	$95,862,175

CHINA DIRECT INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
For the fiscal year ended 2011 and 2010

	2011	2010

Revenues	$181,228,389	$105,386,688
Revenues-related parties	6,585,372	7,356,529
Total revenues	187,813,761	112,743,217
Cost of revenues	168,341,956	105,560,695
Gross profit	19,471,805	7,182,522

Operating expenses (net):
Selling, general, and administrative	(13,130,277)	(11,374,137)
Other operating income-related party	107,483	-
Other operating income	78,393	-
Total operating expenses	(12,944,401)	(11,374,137)
Operating income (loss)	6,527,404	(4,191,615)
Other (expenses) income:
Other expense	(11,659)	(20,986)
Interest (expense) income	(94,136)	43,546
Other impairment charges	-	(1,282,546)
Realized (loss) income on investment securities available for sale	(383,715)	2,140,781
Realized loss on other than temporary impairment	-	(205,342)
Total other (expense) income	(489,510)	675,453
Income (loss) from continuing operations before income taxes	6,037,894	(3,516,162)
Income tax expense	(189,380)	(56,674)
Net income (loss) from continuing operations	5,848,514	(3,572,836)
Net income from discontinued operations-gain on disposal	2,997,120	-
Net income (loss)	8,845,634	(3,572,836)
Net loss attributable to noncontrolling interests-continuing operations	473,864	358,911
Net income (loss) attributable to China Direct Industries	$9,319,498	$(3,213,925)

Deduct dividends on Series A Preferred Stock:
Preferred stock dividend	(80,515)	(100,558)
Net income (loss) attributable to common stockholders	$9,238,983	$(3,314,483)

Basic and diluted income (loss) per common share
Basic	$0.26	$(0.11)
Diluted	$0.25	$(0.11)
Basic weighted average common shares outstanding	36,113,013	29,574,749
Diluted weighted average common shares outstanding	36,793,851	29,574,749

DISCLOSURE NOTICE:

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, China Direct Industries, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our guidance and expectations regarding revenues, margins, net income and earnings, magnesium prices and demand, our expectations regarding acquisition of additional magnesium facilities, the consummation of transactions involving potential new consulting business clients and our ability to complete expected deliveries of iron ore in our international trading business. In addition, any such statements are qualified in their entirety by reference to, and are accompanied by, the following key factors that have a direct bearing on our results of operations:

•	Fluctuations in the pricing and availability of magnesium and in levels of customer demand.
•	Changes in the prices of magnesium and magnesium-related products.
•	Our ability to implement our expansion plans for growing our business through increased magnesium production capacity and acquisitions and development of our industrial commodities business.
•	Fluctuations in the cost or availability of coke gas and coal.
•	Loss of orders from any of our major customers.
•	Impact of proposed acquisition of Golden Trust and Lingshi Magnesium and interest of our directors and executive officers in such transaction.
•	Our ability to effectively integrate our acquisitions and to manage our growth and our inability to fully realize any anticipated benefits of acquired business.
•	The value of the equity securities we accept as compensation is subject to adjustment which could result in losses to us in future periods.
•
Our need for additional financing which we may not be able to obtain on acceptable terms, the dilutive effect additional capital raising efforts in future periods may have on our current shareholders and the increased interest expense in future periods related to additional debt financing.

•	Our dependence on certain key personnel.
•	Difficulties we have in establishing adequate management, cash, legal and financial controls in the PRC.
•	Our ability to maintain an effective system of internal control over financial reporting.
•
The lack various legal protections in certain agreements to which we are a party and which are material to our operations which are customarily contained in similar contracts prepared in the United States.

•	Potential impact of PRC regulations on our intercompany loans.
•	Our ability to assure that related party transactions are fair to our company.
•
Yuwei Huang, our executive vice president – magnesium, director and an officer of several of our magnesium subsidiaries his daughter Lifei Huang and Kong Tung is also an owner and executive officer of several companies which directly compete with our magnesium business.

•	The impact of a loss of our land use rights.
•	Our ability to comply with the United States Foreign Corrupt Practices Act which could subject us to penalties and other adverse consequences.
•	Limits under the Investment Company Act of 1940 on the value of securities we can accept as payment for our business consulting services.
•	Our acquisition efforts in future periods may be dilutive to our then current shareholders.
•	The risks and hazards inherent in the mining industry on the operations of our basic materials segment.
•	Our inability to enforce our rights due to policies regarding the regulation of foreign investments in the PRC.
•	The impact of environmental and safety regulations, which may increase our compliance costs and reduce our overall profitability.
•	The effect of changes resulting from the political and economic policies of the Chinese government on our assets and operations located in the PRC.
•	The impact of Chinese economic reform policies.
•	The influence of the Chinese government over the manner in which our Chinese subsidiaries must conduct our business activities.
•	The impact on future inflation in the PRC on economic activity in the PRC.
•	The impact of any natural disasters and health epidemics in China.
•	The impact of labor laws in the PRC may adversely affect our results of operations.
•	The limitation on our ability to receive and use our revenues effectively as a result of restrictions on currency exchange in the PRC.
•	Fluctuations in the value of the RMB.
•	Delisting of our securities from trading by NASDAQ.
•	The market price for shares of our common stock has been and may continue to be highly volatile and subject to wide fluctuations.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2010.

Contact:

Contact Information:
For the Company:
China Direct Industries, Inc.
Richard Galterio or Lillian Wong
Investor Relations
Phone: 1-877-China-57
Email:
richard.galterio@cdii.net
lillian.wong@cdii.net